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                                                              Exhibit 23(c)

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of our report dated November 19, 1999 (except for Note 4, as to which the date is January 13, 2000) with respect to the consolidated financial statements of Xceed, Inc. included in the Company's Annual Report on Form 10-KA for the year ended August 31, 1999, and to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ Holtz Rubenstein & Co., LLP

                                        HOLTZ RUBENSTEIN & CO., LLP

   Melville, New York

   April 8, 2000